                                                                   EXHIBIT 10.17
                             EMPLOYMENT  AGREEMENT
                             ---------------------

     THIS EMPLOYMENT AGREEMENT, dated as of October 25, 1999, is entered into by and between CHEAP TICKETS, INC., a Delaware corporation (the "Company"), and SAM
E. GALEOTOS ("Executive").

                                    RECITAL
                                    -------

     The Company desires to employ Executive, and Executive desires to be employed by the Company, as a senior executive of the Company, in accordance with and subject to the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     Accordingly, the parties hereby agree as follows:

     1.  Employment Term.
         ---------------

         1.1.   Initial Term and Additional Term. Subject to Section 4, the
                --------------------------------             ---------
Company hereby employs Executive, and Executive hereby accepts employment by the Company, to render services on behalf of the Company and all existing and future Affiliated Companies (as defined in Section 2.1) in the position and with the
                                    -----------
duties and responsibilities described in Section 2 for the period commencing on
                                         ---------
the date of this Agreement and ending upon the fifth anniversary hereof (the "Initial Term"). Unless either party notifies the other party of its intention to terminate this Agreement, at its sole and absolute discretion, within thirty
(30) days prior to the expiration of the Initial Term, this Agreement shall continue indefinitely on a yearly basis (each extended yearly term referred to as an "Additional Term"), subject to termination by either party, at its sole and absolute discretion, upon thirty (30) days' notice prior to the expiration of any such Additional Term. The Initial Term and all Additional Terms as set forth above shall be referred to as the "Employment Term." In the event that the Employment Term expires at the end of the Initial Term or any Additional Term by reason of a notice provided by the Company or by the Executive pursuant to this
Section 1, the Company shall (i) pay Executive the compensation to which
---------
Executive is entitled under Section 3.1(a), including any accrued vacation,
                            --------------
through the end of the Employment Term; and (ii) reimburse Executive for any business expenses properly incurred by Executive pursuant to Section 3.3 through
                                                             -----------
the end of the Employment Term. In the event that the Employment Term expires at the end of the Initial Term or any Additional Term by reason of a notice provided by the Company pursuant to this Section 1, the Company shall also pay
                                         ---------
Executive the severance payment as set forth in Section 5. Thereafter, the
                                                ---------
Company's obligations hereunder shall terminate. Nothing in this Section 1 shall
                                                                 ---------
affect Executive's rights to any benefits vested as of the date of the expiration of the Initial Term or Additional Term, as the case may be (including, without limitation, stock options that have vested). Executive hereby agrees that the Company may cause the Employment Term to expire pursuant to this Section 1 without regard (i) to any general or specific policies
        ---------
(whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to Executive, whether made orally or contained in any document, pertaining to Executive's relationship with the Company.

         1.2.   Termination of the Employment Term Pursuant to Section 4. Each
                --------------------------------------------------------
party shall have the right to terminate the Employment Term pursuant to Section
                                                                        -------
4 with or without Cause (as defined therein), subject to the consequences set
-
forth therein.

    2.   Position, Duties, Responsibilities.
         ----------------------------------

         2.1.   Position.  Executive shall be employed by the Company as the
                --------
President and Chief Operating Officer (or in such other position(s) as the Board of Directors of the Company (the "Board") shall designate, provided that such position shall have authority commensurate with the position of a senior executive officer of the Company, with direct reporting authority to the Chief Executive Officer of the Company or to the Board). Executive shall devote Executive's best efforts and Executive's full time and attention to the performance of the services customarily incident to such office, including, without limitation, to the Company's and any Affiliated Company's operations, strategic planning and to such other services as may be reasonably requested by the Board (collectively, the "Services"). (The term "Affiliated Company" as used in this Agreement means any corporation or other business entity that, now or hereafter, directly or indirectly, controls, is controlled by or is under common control with the Company.) Executive shall report directly to the Chief Executive Officer of the Company. The Company shall retain full direction and control of the means and methods by which Executive performs the Services. Executive shall be based in Honolulu, Hawaii or such other place(s) as mutually agreed between the Company and Executive.

         2.2.   Other Activities. Executive, during the Employment Term, shall
                ----------------
not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place Executive in a competing position to that of the Company or any Affiliated Company. Executive's position as a member of the Board of Directors of HealthInside.com and Etrieva.com shall not be deemed to violate this Section 2.2.
                              -----------

     3.  Compensation, Benefits, Expenses.
         --------------------------------

         3.1.   Compensation. In consideration of the Services to be rendered
                ------------
hereunder, including, without limitation, Services to any Affiliated Company, Executive shall receive:

                (a)  Salary. An annual salary in the amount of Four Hundred
                     ------
Fifty Thousand Dollars ($450,000), payable in twenty-four (24) equal installments at the time and pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. The Board shall review Executive's salary annually and in light of such review may, in its sole and absolute discretion, increase such salary taking into account any change in Executive's then responsibilities, increases in the cost of living, performance by Executive, performance of the Company and other pertinent factors.

                (b)  Bonus. Upon attainment by the Company and Executive of
                     -----
financial and operational goals determined annually in advance by the Board in consultation with Executive, an annual bonus in the amount of fifty percent (50%) of the annual salary, payable at the time and pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. If the Company and Executive exceed such financial and operational goals, the bonus shall be at an increased percentage of the annual salary, not to exceed seventy-five percent (75%) thereof, on a graduated scale, as determined annually in advance by the Board in consultation with Executive.

                (c)  Stock Options. A grant of stock options representing six
                     -------------
hundred thousand (600,000) shares of common stock of the Company (the "Option Shares"), in accordance with and subject to the terms and conditions of that certain Stock Option Award Agreement of even date herewith between the Company and Executive (the "Stock Option Award Agreement"), a copy of which is attached hereto as Exhibit A and is incorporated by reference herein. Notwithstanding any provision therein to the contrary, (i) if, during the first three (3) years of the Employment Term, Executive's employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, the difference between (X) sixty percent (60%) of the Option Shares and (Y) the Option Shares which have already vested, shall immediately vest; and (ii) if, at any time during the Employment Term, there occurs a Change of Control (as defined in subparagraph (b) of Section 4.4), all Option Shares which have not already
                    -----------
vested shall immediately vest.

                (d)  Loan.  A loan, bearing no stated interest until maturity,
                     ----
in the amount of Four Hundred Thousand Dollars ($400,000), to be evidenced by a Promissory Note made by Executive in favor of the Company (the "Note"), a form of which is attached hereto as Exhibit B. At each of the first three (3) anniversaries of the Note, one-third (1/3) of the principal amount payable by Executive under the Note shall be forgiven by the Company, provided that Executive is employed with the Company on such anniversary. Notwithstanding the foregoing, Executive shall be entitled to forgiveness of one-third (1/3) of the principal amount payable by Executive under the Note on any of the three (3) anniversaries if:

                     (i) in the year preceding such anniversary, Executive was employed with the Company for at least six (6) months, and

                     (ii) either (A) Executive terminated his employment with the Company for Good Reason pursuant to Section 4.4(b), or (B) the Company
                                        --------------
terminated Executive without Cause (as defined Section 4.3).
                                               -----------

     Executive and the Company agree that the forgiveness of any portion of the Note hereunder shall be treated as if the Company paid to Executive an amount equal to the amount forgiven (the "Forgiveness Payment") and Executive paid the Forgiveness Payment to the Company to reduce the principal amount outstanding on the Note, and any Forgiveness Payment shall be reportable to Executive as compensation income for income tax purposes.

         (e)  Gross-Up. The Company shall pay to Executive, on or before the
              --------
last day of the calendar year with respect to which any Forgiveness Payment or Gross-Up

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Amounts (as defined in Section 3.3(d) below) are reportable, an amount (the
                       --------------
"Gross-Up Payment") such that, after the payment of federal, state and local income and employment taxes on such amount, Executive shall have received amounts free and clear of such taxes equal to the Forgiveness Payment and Gross-Up Amounts; provided that the Company may withhold from any Gross-Up Payment any federal, state, local income and employment taxes required to be withheld from the Gross-Up Payment, the Forgiveness Payment and the Gross-Up Amounts (in aggregate) and paid over to governmental authorities.

     For purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed (i) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. The Company and Executive shall cooperate in good faith to determine the amount of any Gross-Up Payment payable hereunder. If the Company and Executive cannot agree on the amount of any Gross-Up Payment so payable, the Company and Executive shall mutually select an independent accounting firm to make the determination.

     Notwithstanding anything herein to the contrary, the maximum Gross-Up Payment payable by the Company to Executive shall not exceed one hundred percent (100%) of the amount forgiven.

         3.2.   Benefits.  The Company shall provide Executive with the right to
                --------
participate in and to receive benefits from all present and future life, accident, disability, medical, pension, stock and savings plans and all similar benefits made available generally to senior executive officers of the Company. Executive shall be entitled to the amount of annual vacation available to senior executive officers of the Company (other than Michael J. Hartley) pursuant to the Company's employment policies, and he shall not be subject to any waiting period before he is first entitled to take vacation. As of the date hereof, senior executive officers of the Company are entitled to three (3) weeks of annual vacation. The amount and extent of benefits to which Executive is entitled shall be governed by a specific benefit plan, as it may be amended from time to time.

         3.3.   Expenses. The Company shall reimburse Executive for reasonable
                --------
travel and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the course of this Agreement. In addition, the Company shall reimburse (or pay on behalf of Executive) for the following expenses:

                (a)  Moving Expenses. Reimbursement of up to Forty Thousand
                     ---------------
Dollars ($40,000) incurred by Executive in relocating himself and his family from Atlanta, Georgia to Honolulu, Hawaii. Executive agrees to provide appropriate documentation to the Company evidencing such relocation expenses.

                (b)  Temporary Lodging Expenses. Prior to Executive's relocation
                     --------------------------
from Atlanta, Georgia to Honolulu, Hawaii, reimbursement of up to Four Thousand Five Hundred Dollars ($4,500) per month for Executive's temporary lodging expenses in Honolulu, Hawaii (e.g., hotels or other suitable housing selected by Executive) for a period not to exceed six (6) months from the date hereof. Executive agrees to provide documentation to the Company evidencing such temporary lodging expenses.

                (c)  Automobile Allowance. Provision of a company automobile of
                     --------------------
luxury standard acceptable to Executive, including reasonable costs for maintenance and insurance.

                (d)  Gross-Up Amounts. To the extent that (i) amounts payable to
                     ----------------
Executive pursuant to Sections 3.3(a) and (b) hereunder are reported to him by
                      ----------------------
the Company as compensation income and not otherwise deductible by him as "moving expenses," within the meaning of Section 217(b) of the Internal Revenue Code ("Qualified Moving Expenses"), for federal income tax purposes, and (ii) interest imputed on the Note gives rise to deemed compensation income to the Executive pursuant Section 7872 of the Code, such income shall be treated as "Gross-Up Amounts." The Company and Executive shall cooperate in good faith to determine the amounts payable to Executive pursuant to Sections 3.3(a) and (b)
                                                       ----------------------
which are deductible by him as Qualified Moving Expenses. If the Company and Executive cannot agree on the amounts, the Company and Executive shall mutually select an independent accounting firm to make the determination.

         3.4.   Indemnification. The Company shall indemnify Executive pursuant
                ---------------
to Article IX of the Company's Bylaws, which Article is attached hereto as Exhibit C.

     4.  Termination of Employment.
         -------------------------

         4.1.   By Death. The Employment Term shall terminate automatically upon
                --------
the death of Executive. The Company shall pay to Executive's beneficiaries or estate, as appropriate, the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued vacation), and reimburse Executive for
   --------------
any expenses properly incurred by Executive pursuant to Section 3.3, in each
                                                        -----------
case through the end of the month in which death occurs. Thereafter, the Company's obligations hereunder shall terminate. Nothing in this Section 4.1
                                                                 -----------
shall affect any entitlement of Executive's heirs to any vested benefits (including, without limitation, stock options that have vested) of Executive or to the benefits of any life insurance plan.

         4.2.   By Disability. If, in the sole and reasonable opinion of the
                -------------
Board, Executive shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than one-hundred thirty-five (135) days in the aggregate in any twelve-month (12-month) period, then, to the extent permitted by law, the Employment Term shall terminate on, and the Company shall pay to Executive the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued
                                        --------------
vacation), and reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.3, in each case through the last day of the
                      -----------
month in which the 135th day of incapacity occurs, and
thereafter the Company's obligations hereunder shall terminate. Nothing in this
Section 4.2 shall affect Executive's rights to any vested benefits (including,
-----------
without limitation, stock options that have vested) of Executive or under any disability plan in which he is a participant.

         4.3.   By the Company with Cause. The Company may terminate, without
                -------------------------
liability, the Employment Term with Cause (as defined below) solely pursuant to this Section 4.3. In the event the Company intends to terminate Executive with
     -----------
Cause, the Company shall give Executive notice thereof, such notice to state in reasonable detail the particular act(s) or failure(s) that constitute the grounds on which the proposed termination with Cause is based. Executive shall have twenty (20) days after the date that such notice has been given to Executive to cure such act(s) or failure(s), to the extent such act(s) or failure(s) are capable of being cured. If Executive fails to cure such act(s) or failure(s), or such cure is not possible, the Company may thereupon terminate Executive's employment with Cause immediately upon notice to Executive. In such event, the Company shall (i) pay Executive the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued vacation); and
                        --------------
(ii) reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.3, in each case through the end of the day on which the
            -----------
Company terminates Executive.   Thereafter the Company's obligations hereunder
shall terminate.  Nothing in this Section 4.3 shall affect Executive's rights to
                                  -----------
any benefits vested as of the date of termination (including, without limitation, stock options that have vested).

         Termination shall be with "Cause" if:

                (a) Executive is convicted of, pleads guilty to or confesses to any felony, any act of fraud, misappropriation or embezzlement, or similar criminal acts, or any other crime involving moral turpitude;

                (b) Executive refuses or fails to act in accordance with any lawful direction or order of the Board except any such direction or order that constitutes or results in a breach of this Agreement by the Company;

                (c) Executive engages in conduct or activities that are dishonest, unethical, unlawful, in bad faith or involving moral turpitude and damaging or prejudicial to the property, business or reputation of the Company or any Affiliated Company; or

                (d)   Executive materially breaches any term of this Agreement.

         4.4.   By Executive For Good Reason. Executive may terminate, without
                ----------------------------
liability, the Employment Term for Good Reason (as defined below) solely pursuant to this Section 4.4. In the event Executive intends to terminate
                 -----------
Executive's employment for Good Reason, Executive shall give the Company notice thereof, such notice to state in reasonable detail the particular act(s) or failure(s) that constitute the grounds on which the proposed termination for Good Reason is based. The Company shall have ten (10) days after the date that such notice has been given to the Company to cure such act(s) or failure(s), to the extent such act(s) or failure(s) are capable of being cured. If the Company fails to cure such act(s) or failure(s), or such cure is not possible, Executive may thereupon terminate Executive's employment for Good Reason immediately upon notice to the Company. In such event, the Company shall: (i) pay Executive the compensation to which Executive is entitled pursuant to Section 3.1(a) through the end of the day on which
                        -------------
Executive terminates Executive's employment; (ii) reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.3 through the end
                                                    -----------
of the day on which Executive terminates Executive's employment; and (iii) pay Executive the severance payment as set forth in Section 5. Thereafter the
                                                ---------
Company's obligations hereunder shall terminate. Nothing in this Section 4.4
                                                                 -----------
shall affect Executive's rights to any benefits vested as of the date of termination (including, without limitation, stock options that have vested).

     Good Reason shall exist under any of the following events:

                (a) At the first Board meeting that is held after six (6) months from the date hereof, Executive is not appointed or elected to serve as a director on the Board.

                (b) There is a Change of Control in the Company. A "Change of Control" occurs when, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) any person beneficially owns a greater amount of shares of voting common stock of the Company than the collective amount of shares of voting common stock of the Company beneficially owned by Michael J. Hartley, Sandra T. Hartley (together with Michael J. Hartley, the "Hartleys") and Tammy A. Ishibashi ("Ishibashi") and by any trusts, family partnerships or other entities controlled by the Hartleys or Ishibashi (collectively, the "Hartley Entities"), or (ii) the Hartley Entities beneficially own less than twenty-five percent (25%) of the total outstanding voting common stock of the Company.

                (c) There is an assignment to Executive of any duties materially inconsistent with or which constitute a material change in Executive's position, duties, responsibilities, or status with the Company, or a material change in Executive's reporting responsibilities, title, or offices, or removal of Executive from or failure to re-elect Executive to any of such positions, except in connection with the termination of the Employment Term with Cause, or due to disability, early or normal retirement as defined by the Company's pension plan, death, or termination of the Employment Term by Executive other than for Good Reason.

                (d) The Company materially breaches the terms of this Agreement.

        4.5.    At Will. At any time, either the Company or Executive may
                -------
terminate, without liability, the Employment Term for any reason, with or without Cause, by giving fifteen (15) days' advance written notice to the other party. If Executive terminates Executive's employment pursuant to this Section
                                                                       -------
4.5, the Company shall have the option, in its sole discretion, to terminate
---
Executive immediately without the running of the notice period. In the event that Executive's employment is terminated by either party pursuant to this
Section 4.5, the Company shall: (i) pay Executive the compensation to which
-----------
Executive is entitled pursuant to Section 3.1(a) (including any accrued
                                  -------------
vacation) through the end of the day on which Executive's employment is terminated; and (ii) reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.3 through the end of the day on which
                      -----------
Executive's employment is terminated. In the event that Executive's employment is terminated by the Company pursuant to this Section 4.5, the Company shall also pay Executive the severance payment
        -----------
as set forth in Section 5. Thereafter the Company's obligations hereunder shall
                ---------
terminate. Nothing in this Section shall affect Executive's rights to any benefits vested as of the date of termination (including, without limitation, stock options that have vested). Executive hereby agrees that the Company may dismiss Executive under this Section 4.5 without regard (i) to any general or
                             -----------
specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to Executive, whether made orally or contained in any document, pertaining to Executive's relationship with the Company.

         4.6.   Termination of Obligations.
                --------------------------
                (a) Executive hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Proprietary Information (as defined in Section 7.1), and
                                                       -----------
equipment furnished to or prepared by Executive in the course of or incident to his employment, belong to the Company and shall be promptly returned to the Company upon termination of the Employment Term. Following termination, Executive will not retain any written or other tangible material containing any Proprietary Information.

                (b) Upon termination of the Employment Term, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any Affiliated Company.

                (c)   Executive's obligations under Sections 4.6 and 7 shall
                                                    ------------------
survive termination of the Employment Term and the expiration of this Agreement.

    5.  Severance.  In the event Executive's employment with the Company is
        ---------
terminated either by the Company without Cause or by Executive for Good Reason, the Company shall pay and provide to Executive a severance in an amount equal to two and one-half times the annual salary set forth in Section 3.1(a), as
                                                      --------------
applicable at the time of termination, payable over a period of twenty-four (24) months from the effective date of termination, in forty-eight (48) equal semi-monthly installments.

    6.  Existing Obligations of Executive.
        ---------------------------------

         6.1.   Existing Non-Compete Obligations. Executive represents and
                --------------------------------
warrants that Executive has entered into that certain Retention Agreement dated as of June 21, 1999 and that certain Severance Agreement dated as of October 20, 1999 (collectively, the "Non-Competition Agreements") with WORLDSPAN, L.P. ("WORLDSPAN"), which Non-Competition Agreements impose certain restrictions upon the Executive's ability to provide services to business enterprises other than WORLDSPAN. A true and complete copy of the provision or provisions containing such restrictions is attached hereto as Exhibit D. Except for the Non-Competition Agreements, Executive has not entered into any agreement prohibiting, restricting or otherwise limiting Executive's employment. Executive is no longer employed by WORLDSPAN.

        6.2.  Indemnification. The Company shall indemnify and hold harmless
              ---------------
Executive from and against any and all claims, losses, liabilities, damages, penalties, demands, judgments, costs and expenses, including reasonable attorneys' fees ("Losses") suffered or incurred by Executive as a result of any violation, or alleged violation, of the Non-Competition Agreements arising out of a Change in Control of the Company. The Company shall have thirty (30) days after receipt of any notification of a claim for indemnification under the preceding sentence ("Indemnifiable Claim") to undertake, conduct and control, through counsel of its own choosing, and at its own expense, the settlement or defense thereof, and Executive shall cooperate with the Company in connection therewith if such cooperation is reasonably requested. If the Company assumes responsibility for the settlement or defense of any Indemnifiable Claim, (i) the Company shall permit Executive to participate in such settlement or defense through counsel chosen by him (subject to the Company's consent, which shall not be unreasonably withheld); provided that, except in the event of a conflict of interest requiring Executive's retention of separate counsel, the fees and expenses of such counsel shall not be borne by the Company, and (ii) the Company shall not settle any Indemnifiable Claim without Executive's consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money. So long as the Company is vigorously contesting any such Indemnifiable Claim in good faith, Executive shall not pay or settle such claim without the Company's consent, which consent shall not be unreasonably withheld. If the Company does not notify Executive within thirty (30) days after receipt of notice of the Indemnifiable Claim, Executive shall have the right, upon notice to the Company, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that Executive shall notify the Company of any compromise or settlement.

     7.  Proprietary Information; Interference with Business; Competitive
         ----------------------------------------------------------------
Activities.
----------

         7.1.   Defined. "Proprietary Information" is any confidential or
                -------
proprietary information about the Company or any Affiliated Company that Executive acquired or may have acquired during the Employment Term except for confidential or proprietary information that (i) is or becomes publicly known through means not involving a breach of this Agreement or any other confidentiality agreement to which the Company or any Affiliated Company is a party or not otherwise unlawful; (ii) was rightfully in Executive's possession or part of his general knowledge prior to his employment by the Company; or
(iii) s disclosed to Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

         7.2.   General Restrictions on Use. Executive agrees to hold all
                ---------------------------
Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from the Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the Employment Term to the extent necessary to carry out Executive's responsibilities under this Agreement and (ii) after the termination of the Employment Term as specifically authorized in writing by a senior executive officer of the Company. These rights of the Company are in addition to all rights the Company has under the common law or any other applicable federal or state law for protection of trade secrets.

         7.3.   Interference with Business; Competitive Activities. Executive
                --------------------------------------------------
acknowledges that the pursuit of the activities forbidden by this Section 7.3
                                                                  -----------
would necessarily involve the use or disclosure of Proprietary Information in breach of Section 7.2, but that proof of such breach would be extremely
          -----------
difficult. To forestall such disclosure, use, and breach, and in consideration of the employment under this Agreement, Executive agrees that during his employment and for a period of one (1) year thereafter, Executive shall not, for Executive or any third party, directly or indirectly

                (a) interfere with the relationship between the Company or an Affiliated Company (together, the "Corporation") and any employee, agent or representative of the Corporation who is (i) engaged in management, relations with suppliers, technical operations or sales and (ii) was employed with or retained by the Corporation during the Employment Term;

                (b) divert or attempt to divert from the Corporation any business related to the sale of discount airline tickets to domestic or international customers, or interfere with the relationships of the Corporation with customers, dealers, distributors, or sources of supply (provided, however, that any activity of Executive that does not violate subparagraph (c) below shall be deemed not to violate this subparagraph (b)); or

                (c) own, manage, operate, control, be employed by, participate in, serve as a director of or consultant for, or be connected in any manner with the ownership, management, operation or control of, any business or enterprise other than the Corporation which is primarily engaged in, or has specific plans to be primarily engaged in, the business of discount airline ticket sales; provided, however, that Executive may own five percent (5%) or less of a public company so engaged as long as such ownership is otherwise passive in nature.

     8.  Assignment; Successors and Assigns. Each party agrees that such party
         ----------------------------------
will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall such party's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation thereof shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

     9.  Notices.  Unless otherwise agreed to, all notices, requests,
         -------
instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if

                (a)  delivered personally (effective upon delivery);

                (b) mailed by certified mail, return receipt requested, postage prepaid (effective five (5) business days after dispatch);

                (c) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day); or

                (d) sent by telecopier followed within twenty-four (24) hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance notice to the other parties.

     All notices and other documents hereunder shall be given to the Company at:
         Cheap Tickets, Inc.
         1440 Kapiolani Boulevard, Suite 800
         Honolulu, Hawaii  96814
         Attn:  Mr. Michael J. Hartley
         Fax:  (808) 946-3844

     with a copy to:
         Morrison & Foerster LLP
         555 West Fifth Street, Suite 3500
         Los Angeles, California  90013-1024
         Attn:  Henry M. Fields, Esq.
         Fax:  (213) 892-5454

     and to Executive at:
         Sam E. Galeotos
         1440 Kapiolani Boulevard, Suite 800
         Honolulu, Hawaii  96814
         Fax:  (808) 946-3844

     with a copy to:
         Wasson, Sours & Harris
         300 Galleria Parkway, N.W., Suite 1000
         Atlanta, Georgia  30339-5917
         Attn:  John R. Crenshaw, Esq.
         Fax:  (770) 956-1086

Notice of change of address shall be effective only when done in accordance with this Section 9.
     ---------

     10.  Governing Law; Conciliation and Arbitration.
          -------------------------------------------

         10.1.  Governing Law. The validity, interpretation, enforceability, and
                -------------
performance of this Agreement, the Stock Option Award Agreement and the Note shall be governed by and construed in accordance with the law of the State of Hawaii, without giving effect to its conflict of laws rules.

         10.2.  Conciliation and Arbitration.
                ----------------------------

                (a) In the event of any dispute, controversy or claim arising out of or relating in any manner to the employment or termination of Executive, or any provision of this Agreement, the Stock Option Award Agreement or the Note, or the interpretation, enforceability, performance, breach, termination or validity hereof or thereof, including, without limitation, this Section 10.2 (a
                                                                ------------
"Dispute"), the parties shall attempt, in good faith, to amicably resolve the Dispute. Either party may give the other party written notice of any Dispute not resolved in the normal course of business. Within five (5) business days after receipt of said notice, the Chief Executive Officer of the Company (or a reasonable substitute therefor) and Executive shall negotiate in good faith to resolve the Dispute for a period of thirty (30) days.

                (b)  Except as specifically stated in Sections 10.2(a) and
                                                      --------------------
10.2(f), all Disputes shall be resolved by arbitration. Disputes shall include,
------
but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Disputes shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Disputes. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ANY DISPUTE.

                (c) Arbitration of Disputes shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA Employment Rules"), except as provided otherwise in this Agreement. Arbitration shall be initiated by providing written notice to the other party with a statement of the claim(s) asserted, the facts upon which the claim(s) are based, and the remedy sought. The burden of proof in any arbitration shall be allocated as provided by applicable law, unless otherwise specified in this Agreement. Either party may bring an action in court to compel arbitration under this Agreement, the Stock Option Award Agreement or the Note and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Dispute. All arbitration hearings under this Agreement, the Stock Option Award Agreement or the Note shall be conducted in Honolulu, Hawaii. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 10.2, if applicable; otherwise, this Section 10.2 shall be
     ------------                                 ------------
governed, interpreted and enforced under Chapter 658 of the Hawaii Revised Statutes.

                (d) All Disputes shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty
(30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees and expenses of any arbitration (including the fees and expenses of the arbitrator, attorneys and expert witnesses) shall be paid by the losing party, as identified by the arbitrator. The arbitrator shall have exclusive authority to resolve all Disputes, including, but not limited to, any claim or allegation that all or any part of this Agreement, the Stock Option Award Agreement or the Note is void or unenforceable.

                (e) All proceedings and all documents prepared in connection with any Dispute shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subsection concerning confidentiality.

                (f)  If Executive breaches Section 2.2 or 7, the parties
                                           ----------------
acknowledge that the damage or imminent damage to the Company's business or its goodwill would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, notwithstanding any other provision in this Agreement, the Company shall have the right to pursue a claim for injunctive relief, damages and attorneys' fees in a court of competent jurisdiction for Executive's breach of Executive's obligations pursuant to
Section 2.2 or 7 of this Agreement, in addition to any other relief available to
----------------
the Company under this Agreement or under law. If Executive prevails in any such litigation, Executive shall be entitled to the fees and expenses incurred in connection with Executive's defense thereunder, including expert witness costs and attorneys' fees.

     11.  Entire Agreement.  The terms of this Agreement are intended by the
          ----------------
parties to be the final expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     12.  Amendments; Waivers.  This Agreement may not be modified, amended, or
          -------------------
terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     13.  Severability; Enforcement.  If any provision of this Agreement, or the
          -------------------------
application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction or by arbitrator(s) to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. It is the intention of the parties that the covenants contained in
Section 7 shall be enforced to the greatest extent (but to no greater extent) in
---------
time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of these covenants. It being the purpose of Section 7 of this Agreement to
                                             ---------
govern competition by Executive anywhere throughout the world, the covenants therein contained shall be governed by and construed according to that law (from among those jurisdictions arguably applicable to this Agreement and those in which a breach of this Agreement is alleged to have occurred or to be threatened) which best gives them effect.

     14.  Executive Acknowledgment. Executive acknowledges (i) that Executive
          ------------------------
has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that Executive has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on Executive's own judgment.

     15.  Counterparts.  This Agreement may be signed in multiple counterparts,
          ------------
each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     In witness whereof, the parties hereto have duly executed this Employment Agreement as of the date first written above.

                                 CHEAP TICKETS, INC.,
                                 a Delaware corporation


                                 By: /s/ MIKE HARTLEY
                                    ------------------------------
                                 Name:   MIKE HARTLEY
                                      ----------------------------
                                 Title:  CEO
                                       ---------------------------

                                        /s/ SAM E. GALEOTOS
                                 ---------------------------------
                                            SAM E. GALEOTOS

                               [SIGNATURE PAGE]

                                   Exhibit A
                                   ---------

                          Stock Option Award Agreement

                                   Exhibit B
                                   ---------

                      Form of Promissory Note (la-333704)


                                PROMISSORY NOTE

$400,000.00                                                     October 31, 1999
--------------------------------------------------------------------------------

     1. FOR VALUE RECEIVED, the undersigned, Sam E. Galeotos, an individual (the "Borrower"), hereby promises to pay to the order of Cheap Tickets, Inc., a Delaware corporation (the "Lender"), at the Lender's address of 1440 Kapiolani Boulevard, Suite 800, Honolulu, Hawaii 96814, or at such other place as the Lender from time to time may designate, in lawful money of the United States and in immediately available funds, the principal amount of FOUR-HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) with no interest thereon from the date the proceeds of the loan evidenced by this Promissory Note (this "Note") are disbursed until maturity (whether such maturity is scheduled or accelerated).

     2. The entire unpaid principal balance and any other sums outstanding under this Note shall be due and payable upon October 31, 2002.

     3. Principal, any interest, and all other sums owed to the Lender under this Note shall be evidenced by entries in records maintained by the Lender for such purpose.

     4. Any interest and fees shall be calculated for actual days elapsed on the basis of a 365-day year. In no event shall the Borrower be obliged to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     5. The Borrower may prepay some or all of the principal under this Note without penalty or premium.

     6. From and after maturity of this Note, whether scheduled or accelerated, all sums then due and payable under this Note, including all principal and all accrued interest, shall bear interest at a rate of Ten Percent (10%) per annum until paid in full.

     7.  This Note is issued pursuant to and governed by Section 3.1(d) of that
                                                         --------------
certain Employment Agreement dated as of October 25, 1999, by and between the Lender and the Borrower (the "Employment Agreement").

     8. If the Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of the Lender's rights, or of any breach, default or failure of condition of or under this Note. All of the Lender's remedies in connection with this Note or under applicable law shall be cumulative, and the Lender's exercise of any one or more of those remedies shall not constitute an election of remedies. The illegality or unenforceability of any provision of this Note or any related document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note or any related document.

     9. This Note inures to and binds the heirs, legal representatives, successors and assigns of the Borrower and the Lender; provided, however, that the Borrower may not assign this Note, or assign or delegate any of its rights or obligations, without the prior written consent of the Lender in each instance. The Lender in its sole discretion may transfer this Note without notice to or the consent of the Borrower.

     10. This Note is governed by the laws of the State of Hawaii, without regard to the choice of law rules of that State.

     11. Any dispute, controversy or claim arising out of or relating in any manner to this Note or the loan shall be resolved pursuant to Section 10 of the
                                                              ----------
Employment Agreement.



                              By:
                                 ------------------------------------------
                              Name:  Sam E. Galeotos
                              Address: 1440 Kapiolani Boulevard, Suite 800 Honolulu, Hawaii 96814

NOTEHOLDER:

CHEAP TICKETS, INC.,
a Delaware corporation


By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

MAILING ADDRESS:

Cheap Tickets, Inc.
1440 Kapiolani Boulevard, Suite 800
Honolulu, Hawaii 96814
Attn:
     ------------------------------

                                   Exhibit C
                                   ---------

                Article IX of the Bylaws of Cheap Tickets, Inc.


                                   ARTICLE IX


          Indemnification of Officers, Directors, Employees and Agents

Section 9.1  Right to Indemnification.

     To the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto), the corporation shall indemnify and hold harmless each director or officer who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter "Expenses"); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 9.3 of this Article, the
                                           -----------
corporation shall indemnify any director or officer seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

     The Corporation shall have the authority by contract or by resolution of the Board of Directors to indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto), each agent or employee who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed Proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was an agent or employee of the corporation or is or was serving at the request of the corporation as an agent or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an agent or employee, or in any other capacity while serving as an agent or employee, may be indemnified and held harmless by the corporation against all Expenses; provided, however, that except as to actions to enforce indemnification rights pursuant to
Section 9.3 of this Article, the corporation shall indemnify any agent or
-----------
employee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

Section 9.2  Authority to Advance Expenses.

     Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 9.3  Right of Claimant to Bring Suit.

     If a claim under Section 9.1 or 9.2 of this Article is not paid in full by
                      ------------------
the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 9.4  Provisions Nonexclusive.

     The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 9.5  Authority to Insure.

     The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

Section 9.6  Survival of Rights.

     The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 9.7  Settlement of Claims.

     The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9.8  Effect of Amendment.

     Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 9.9  Subrogation.

     In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 9.10  No Duplication of Payments.

     The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                   Exhibit D
                                   ---------

                           Non-Competition Agreements